UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023 (April 14, 2023)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – par value $0.001 per share	REGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2023, P. Roy Vagelos, M.D., Chair of the board of directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”), notified Regeneron of his decision not to stand for re-election at the 2023 Annual Meeting of Shareholders to be held on June 9, 2023 (the “2023 Annual Meeting”). Dr. Vagelos will continue to serve as Chair of the Board for the remainder of his term until the conclusion of the 2023 Annual Meeting. Effective upon the expiration of Dr. Vagelos’s term, the Board plans to elect Leonard S. Schleifer, M.D., Ph.D., President and Chief Executive Officer of the Company, and George D. Yancopoulos, M.D., Ph.D., President and Chief Scientific Officer of the Company, as Co-Chairs of the Board (in addition to Dr. Schleifer’s and Dr. Yancopoulos’s continued roles as President and Chief Executive Officer and President and Chief Scientific Officer, respectively) and to designate Christine A. Poon as the Lead Independent Director of the Board. Dr. Vagelos’s decision to not stand for re-election was not caused in whole or in part by a disagreement with Regeneron on any matter relating to Regeneron’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary

Date: April 17, 2023